As Filed with the Securities and Exchange Commission on June 19, 1998
                            Registration No. 333-[ ]
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                       FIRST WASHINGTON REALTY TRUST, INC.
             (Exact Name of Registrant as Specified in its Charter)


              Maryland                                      52-187997
 (State or Other Jurisdiction of                  (IRS Employer Identification
  Incorporation or Organization)                             Number)

                        4350 East-West Highway, Suite 400
                            Bethesda, Maryland 20814
                                 (301) 907-7800

               (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                          1994 Contingent Stock Awards
                           1996 Restricted Stock Plan
              Amended and Restated 1996 Contingent Stock Agreements
                            (Full title of the Plans)

                                William J. Wolfe
                      President and Chief Executive Officer
                        4350 East-West Highway, Suite 400
                            Bethesda, Maryland 20814
                                 (301) 907-7800

           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                                 with a copy to:

                            R. Ronald Hopkinson, Esq.
                                Latham & Watkins
                                885 Third Avenue
                                   Suite 1000
                            New York, New York 10022

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of Each                Proposed        Proposed
   Class of    Amount To Be  Maximum         Maximum         Amount of
Securities to   Registered   Aggregate       Aggregate       Registration
be Registered     (1)(2)     Price Per Unit  Offering Price  Fee (2)(3)


Common Stock        888,400         $24.625     $21,876,850        $6,460


    (1) Pursuant to Rule 416(a), the number of shares of Common Stock being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the Plans (as defined). (2) In connection with this Registration Statement, the Registrant is paying a fee based solely on (i) the 200,000 shares of Common Stock subject to the 1994 Contingent Stock Awards (as defined herein); (ii) the 478,400 shares of Common Stock subject to the 1996 Restricted Stock Plan (as defined herein); and (iii) the 210,000 shares of Common Stock subject to the Amended 1996 Contingent Stock Agreements (as defined herein). (3) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h), and based on a per share price of $24.625, the average of the high and low prices of the Company's common stock (the "Common Stock"), as reported on the New York Stock Exchange on June 15, 1998.

                                                      EXPLANATORY NOTE

         This Registration Statement contains two parts. The first part contains a prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers reoffers and resales of Control Securities and Restricted Securities (as such terms are defined in Section C of the General Instructions to Form S-8) of the Company which previously have been issued or which shall be issued pursuant to the Plans. The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8 and certain items from "Information Not Required in the Prospectus" pursuant to Form S-8. The Plan Information specified by Part I of Form S-8 is not being filed with the Securities and Exchange Commission (the "Commission") but will be delivered to all participants in the Plans pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.

         First Washington Realty Trust, Inc., a Maryland corporation (the "Company"), pursuant to the 1994 Contingent Stock Awards (the "1994 Contingent Stock Awards") reserved for issuance 200,000 shares of Common Stock to be distributed pursuant to the 1994 Contingent Stock Awards. On May 23, 1996, the Company's stockholders approved the 1996 Restricted Stock Plan, as amended on May 8, 1998 (the "1996 Restricted Stock Plan"), pursuant to which the Company reserved for issuance 478,400 shares of Common Stock to be issued pursuant to the 1996 Restricted Stock Plan. On May 23, 1996, the Company's stockholders approved the 1996 Contingent Stock Agreements (the "1996 Contingent Stock Agreements") pursuant to which the Company reserved for issuance 60,000 shares of Common Stock, and on May 8, 1998, the Company's stockholders approved the Amended and Restated 1996 Contingent Stock Agreements (the "Amended and Restated 1996 Contingent Stock Agreements") pursuant to which the Company reserved for issuance an additional 150,000 shares of Common Stock to be issued pursuant to the Amended and Restated 1996 Contingent Stock Agreements. The 1994 Contingent Stock Awards, the 1996 Restricted Stock Plan and the Amended and Restated 1996 Contingent Stock Agreements are collectively referred to herein as the "Plans."

         This Registration Statement on Form S-8 relates to: (i) resale and reoffer of 200,000 shares of Common Stock that have been issued pursuant to the 1994 Contingent Stock Awards, (ii) the initial registration of 367,658 shares of Common Stock that will be issued under the 1996 Restricted Stock Plan, (iii) the resale and reoffer of 478,400 shares of Common Stock issued and issuable under the 1996 Restricted Stock Plan, (iv) the initial registration of 200,000 shares of Common Stock that will be issued under the Amended and Restated 1996 Contingent Stock Agreements, and (v) the resale and reoffer of 210,000 shares of Common Stock issued and issuable under the Amended and Restated 1996 Contingent Stock Agreements.

PROSPECTUS
                                          PROSPECTUS DATED JUNE 19, 1998

                                        FIRST WASHINGTON REALTY TRUST, INC.

                                                  888,400 Shares
                                                   Common Stock
                                            ($0.01 Par Value Per Share)


         This Prospectus relates to the offer and sale of shares of Common Stock, par value $0.01 per share (the "Common Stock") of First Washington Realty Trust, Inc., a Maryland corporation (the "Company"), which may be offered hereby from time to time by any or all of the selling security holders named herein (the "Selling Security Holders") for their own benefit. The Selling Security Holders have acquired or will acquire Common Stock pursuant to the Company's 1994 Contingent Stock Awards, the 1996 Restricted Stock Plan and the Amended and Restated 1996 Contingent Stock Agreements (collectively, the "Plans"). The Company will not receive any of the proceeds from the sale of Common Stock offered hereby. The Company will bear certain expenses (estimated at $16,000) in connection with the registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), but the Selling Security Holders will bear all selling and other expenses. See "Plan of Distribution."

         All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the New York Stock Exchange ("NYSE) or such other national securities exchange or automated interdealer quotation system on which the Common Stock is then listed, through negotiated transactions or otherwise at market prices prevailing at the time of the sale or at negotiated prices. See "Plan of Distribution."

         The Company engages in the acquisition, property management, leasing, renovation and development of principally supermarket-anchored neighborhood shopping centers. The Company is a fully-integrated, self-administered and self-managed real estate company that operates as a real estate investment trust (a "REIT"). The Company is the sole general partner of, and owns approximately 75% of the partnership interests in, First Washington Realty Limited Partnership (the "Operating Partnership"). For convenience, the business of the Company and the business of the Operating Partnership are sometimes referred to herein collectively as the "Company"). All of the Company's operations are conducted through the Operating Partnership. The Company owns a portfolio of 52 retail properties. The 52 retail properties contain a total of approximately 5.6 million square feet of gross leasable area ("GLA"). The Company, through a subsidiary, First Washington Management, Inc. (the "Management Company"), also provides management, leasing and related services to properties owned by third parties.

     The Company's Common Stock is listed on the NYSE under the symbol "FRW." On June 15, 1998, the closing sale price of the Common Stock as reported on the NYSE was $24.625.

         To assist the Company in maintaining its qualification as a REIT, transfer of the Common Stock is restricted, and actual or constructive ownership by any person is limited to 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of Common Stock, subject to certain exceptions.




         See "Risk Factors" incorporated by reference from the Company's Current Report on Form 8-K filed on September 10, 1997 for certain factors relevant to an investment in the Common Stock.




     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this  Prospectus  is June 19,  1998.

                                               AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and a the following Regional Offices of the Commission: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a website at http://www.sec.gov containin reports, prospectuses and information statements and other information regarding registrants, including the Company, that file electronically. Copies of such materials and other information concerning the Company also are available for inspection at The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-8 (together with all amendments, exhibits and schedules, the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. The Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved, and each such statement shall be deemed qualified in its entirety by such reference to the copy of the applicable document filed with the Commission. The Registration Statement may be inspected without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of it or any part thereof may be obtained from such office, upon payment of the fees prescribed by the Commission. The Registration Statement also may be retrieved from the Commission's website

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents which have previously been filed by the Company with the Commission are incorporated herein by reference:

     (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Commission on March 31, 1998;

     (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed with the Commission on May 15, 1998;

     (3) the Company's current report on Form 8-K dated June 17, 1998 filed with the Commission on June 17, 1998;

     (4) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on August 9, 1996; and

     (5) the Company's Proxy Statement with respect to its Annual Meeting of Shareholders held on May 8, 1998.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock made hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Company, at 4350 East-West Highway, Suite 400, Bethesda, MD 20814, Attention: Investor Relations; telephone number (301) 907-7800.

         This Prospectus, including the documents incorporated herein by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act. Also, documents subsequently filed by the Company with the Commission and incorporated herein by reference will contain forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors incorporated herein by reference and the matters set forth or incorporated in this Prospectus generally. The Company cautions the reader, however, that such list of factors may not be exhaustive, particularly with respect to future filings. Prospective investors should carefully consider, among other factors, the risk factors incorporated herein by reference.

         Although the Company, the Operating Partnership, the Lower Tier Partnerships (as defined below), and the Management Company are separate entities, each of which is managed in accordance with its governing documents, for ease of reference, the term "Company" as used herein shall refer to the business and properties of the Company, the Operating Partnership, the Lower Tier Partnerships, and the Management Company, unless the context indicates otherwise.

                                                       THE COMPANY

         General

     The Company is a fully-integrated, self-administered and self-managed real estate company that operates as a REIT with expertise in the acquisition, property management, leasing, renovation and development of principally supermarket-anchored neighborhood shopping centers. As of May 31, 1998, the Company owned a portfolio of 52 retail properties (the "Retail Properties" or the "Properties"). The 52 Retail Properties contain a total of approximately 5.6 million square feet of GLA.

     The Company's business strategy is highly focused with respect to property type and location. The Company concentrates its efforts on supermarket-anchored neighborhood shopping centers. The Company generally seeks to own properties located in densely populated areas, that have high visibility, open-air designs and ease of entry and exit, and that may be readily adaptable over time to expansion, renovation and redevelopment.

         The Retail Properties are strategically located neighborhood shopping centers principally anchored by well known tenants such as Giant Food, Safeway, Shoppers Food Warehouse, Food Lion, A&P Superfresh, Winn Dixie, Weis Markets, Acme Market, Dominick's Supermarket, CVS/Pharmacy and Rite Aid. Neighborhood shopping centers are typically open-air centers ranging in size from 50,000 to 150,000 square feet of GLA and anchored by supermarkets and/or drug stores. The Retail Properties range in size from approximately 3,000 square feet of GLA to approximately 335,000 square feet of GLA, and average approximately 106,000 square feet of GLA. The anchor tenants typically offer daily necessity items rather than specialty goods. Nine of the Retail Properties are relatively small in size, with less than 50,000 square feet of GLA. Such properties do not have a large supermarket or drug store anchor tenant, and as such may be subject to greater variability in consumer traffic and operating performance.

         The Company's assets are held by, and all its operations are conducted through, the Operating Partnership and the Management Company. Certain of the Properties are owned by partnerships (or limited liability companies) in which the Operating Partnership, the Company or a subsidiary of the Company acts as general partner (or managing member) and owns a controlling interest (the "Lower Tier Partnerships"). The Company is the sole general partner of the Operating Partnership and the Company currently owns approximately 75% of the partnership interests in the Operating Partnership. The limited partners are individuals, partnerships and others who have contributed their properties in exchange for partnership interests ("Units"). The limited partners may exchange their Units for cash, or at the option of the Company, for stock of the Company on a one-for-one basis. The Operating Partnership owns 100% of the non-voting preferred stock of the Management Company, and is entitled to 99% of the cash flow from the Management Company.

     The Company was formed in April 1994 to continue and expand the neighborhood shopping center acquisition, management and renovation strategies of First Washington Management, Inc. ("FWM"), which has been engaged in the business since 1983. FWM was founded by Stuart D. Halpert, the Company's Chairman, William J. Wolfe, President and Chief Executive Officer, and Lester Zimmerman, an Executive Vice President (the "Principals").

     The Company has approximately 73 employees, including a team of asset and property managers and leasing agents and in-house legal, architectural, engineering, accounting, marketing and computer specialists. The Company's executive and principal property management office is located at 4350 East-West Highway, Suite 400, Bethesda, Maryland 20814 and its telephone number is (301) 907-7800. The Company has regional property management offices located in North Carolina, Pennsylvania and Virginia.

                                                     USE OF PROCEEDS

     The Company will not realize any proceeds from the sale of the Common Stock which may be sold under this Prospectus for the respective accounts of each of the Selling Security Holders. The Company, however, will derive proceeds from exercise of the Options. Such proceeds will be available to the Company for working capital and general corporate purposes. No assurance can be given, however, as to when or if any or all of the Options will be exercised.

                                                 SELLING SECURITY HOLDERS

         The following table sets forth the name of each Selling Security Holder, the amount of Common Stock owned by such Selling Security Holder as of May 31, 1998, the amount of Common Stock to be resold, the amount and (if one percent or more) the percentage of Common Stock owned by such Selling Security Holder after such resale.


                                      Maximum
                                       Number         Amount and Percentage
                                     of Shares              of Common
Selling Security  Number of Shares  which may be    Stock Owned After Resale(3)
   Holder (1)        Owned (2)      Sold Hereunder  Amount          Percentage


Stuart D. Halpert
Chairman of the Board     184,056        118,747    184,056             2.5%

William J. Wolfe
President and
Chief Executive Officer   184,056        118,747    184,056             2.5%

Lester Zimmerman
Executive Vice President   91,653         52,714     91,655             1.2%

James G. Blumenthal
Executive Vice President    9,653          9,652      9,653             0.1%

Jeffrey S. Distenfeld
Senior Vice President       9,653          9,652      9,653             0.1%

James G. Pounds
Senior Vice President       9,653          9,653      9,653             0.1%

     1The nature of any position, office or other material relationship which each Selling Security Holder has had with the Company or any of its predecessors or affiliates has not changed as disclosed in this table for the past three years.

     2Ownership as of May 31, 1998.

     3Assumes sale of the maximum number of shares of Common Stock which may be sold hereunder, although Selling Security Holders are under no obligation known to the Company to sell any shares of Common Stock. Percentages are based upon 7,399,916 shares of Common Stock outstanding as of May 31, 1998.

                                                    PLAN OF DISTRIBUTION

         The Selling Security Holders may sell shares of Common Stock in any of the following ways: (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the shares of Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions) (A) on the NYSE (or on such other national stock exchanges on which the shares of Common Stock may be traded from time to time) in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of such exchanges, (B) in the over-the-counter market, or (C) in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions. Any such transaction may be effected at market price prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Security Holders ma effect such transaction by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or commissions from purchasers of shares of Common Stock from who they may act as agent. The Selling Security Holders and any broker-dealers or agents that participate in the distribution of shares of Common Stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.

                                                         EXPERTS

     The consolidated balance sheets of the Company as of December 31, 1997 and 1996 and the consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997, the financial statement schedules of the Company as of and for each of the three years in the period ended December 31, 1997, included in the Company's 1997 Form 10-K, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                                      LEGAL MATTERS

         The legality of the Common Stock which is registered for issuance pursuant to the 1996 Restricted Stock Plan and the Amended and Restated 1996 Contingent Stock Agreements will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations not contained in this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that any information contained herein is correct as of any time subsequent to its date.






                                FIRST WASHINGTON REALTY TRUST INC.


                                888,400 shares of Common Stock





                      TABLE OF CONTENTS
                                                      Page
Available Information....................................2
Incorporation of Certain Documents
       by Reference .....................................2
The Company..............................................3
Use of Proceeds..........................................4
Selling Security Holder..................................4
Plan of Distribution.....................................4
Experts..................................................5
Legal Matters............................................5





PROSPECTUS




June 19, 1998

                                      INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents which have previously been filed by the Company with the Commission are incorporated herein by reference:

     (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Commission on March 31, 1998;

     (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed with the Commission on May 15, 1998;

     (3) the Company's current report on Form 8-K dated June 17, 1998 filed with the Commission on June 17, 1998;

     (4) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on August 9, 1996;

     (5) the Company's Proxy Statement with respect to its Annual Meeting of Shareholders held on May 8, 1998.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock made hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Company, at 4350 East-West Highway, Suite 400, Bethesda, MD 20814, Attention: Investor Relations; telephone number (301) 907-7800.



         ITEM 4.      DESCRIPTION OF SECURITIES



         Not Applicable.



         ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL



         Not Applicable.



         ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS



         The Maryland General Corporation Law (the "MGCL") permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Company (the " Charter") contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

         The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Company. The bylaws of the Company (the "Bylaws") obligate th Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL requires the Company to advance expenses to a director or officer upon the corporations receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     The Partnership Agreement also provides for indemnification of the Company, as general partner, and its officers and directors generally to the same extent as permitted by the MGCL for a corporation's officers and directors and limits the liability of the Company to the Operating Partnership and its partners in the case of losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if the Company acted in good faith.

         It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

         ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED



              The restricted securities to be reoffered and resold pursuant to this Registration Statement were issued under the 1994 Contingent Stock Awards, the 1996 Restricted Stock Plan, and the Amended and Restated 1996 Contingent Stock Agreements and in transactions exempt from registration pursuant to
Section 4(2) of the Securities Act. Each such transaction involved the issuance of shares of Common Stock pursuant to the 1994 Contingent Stock Awards, the 1996 Restricted Stock Plan or the Amended and Restated 1996 Contingent Stock Agreements to persons who were officers, employees or directors of the Company.



         ITEM 8.      EXHIBITS



         Exhibits


         4.1            Amended and Restated Articles of Incorporation*
         4.2            Bylaws**
         5              Opinion of Ballard Spahr Andrews & Ingersoll, LLP
         23(a)          Consent of Ballard Spahr Andrews & Ingersoll, LLP
                        (included in Exhibit 5)
         23(b)          Consent of Coopers & Lybrand L.L.P.


     * Included as an exhibit to the Company's Form 10-K for the fiscal year ended December 31, 1996, and incorporated herein by reference.

     **Included as an exhibit to the Company's Registration Statement on Form S-11, file No. 33-83960, and incorporated herein by reference.

         ITEM 9.      UNDERTAKINGS



         The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;



     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.



     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.



     (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.



         The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES
         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on June 19, 1998.

                                     FIRST WASHINGTON REALTY
                                     TRUST, INC.

                                     By:  /s/ William J. Wolfe
                                          William J. Wolfe

                                          President and Chief Executive Officer

     Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  the
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Each person whose signature appears below hereby constitutes and appoints William Wolfe as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the Securities under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.


 Signature                  Title                                  Date

 /s/ Stuart D. Halpert      Chairman of the Board of Directors     June 19, 1998
 Stuart D. Halpert

 /s/ William J. Wolfe       President, Chief Executive
 William J. Wolfe           Officer, Director                      June 19, 1998

 /s/ Lester Zimmerman       Executive Vice President, Director     June 19, 1998
 Lester Zimmerman

 /s/ James G. Blumenthal    Executive Vice President and
 James G. Blumenthal        Chief Financial Officer                June 19, 1998

 /s/ Stanley T. Burns       Director                               June 19, 1998
 Stanley T. Burns

 /s/ Matthew J. Hart        Director                               June 19, 1998
 Matthew J. Hart

 /s/ William M. Russell     Director                               June 19, 1998
 William M. Russell

 /s/ Heywood Wilansky       Director                               June 19, 1998
 Heywood Wilansky






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